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                                                              EXHIBIT 4(a)(xvii)

                           MORTGAGE SPREADER AGREEMENT

         THIS MORTGAGE SPREADER AGREEMENT is made as of the 23rd day of April 2002 by and between ONEIDA LTD., a New York business corporation having its chief executive office at 163-181 Kenwood Avenue, Oneida, New York 13421 (the "Borrower") and the ONEIDA COUNTY INDUSTRIAL DEVELOPMENT AGENCY, having its chief executive office at 153 Brooks Road, Rome, New York 13441 (the"Agency") (the Borrower and the Agency are sometimes collectively referred to as the "Mortgagors") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
Bank), as Collateral Agent under an Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Mortgagee").

                                R E C I T A L S :

         A. The Mortgagee is the owner and holder of a certain Mortgage, Assignment of Leases and Rents and Security Agreement securing the original principal amount of $20,115,000.00 given by Mortgagors, dated as of April 23, 2002 and recorded contemporaneously herewith in the Oneida County Clerk's Office (the "Mortgage").

         B. The Mortgage is a lien on the real property located in Oneida County, New York and described on Schedule A attached to this Agreement which is owned in fee by the Agency and leased to the Borrower (the "Original Mortgaged Property").

         C. The Borrower is the fee owner of additional real property located in Oneida County and Madison County, New York described on Schedule B attached to this Agreement (the "Additional Property").

         D. The Mortgagors and the Mortgagee desire to spread the lien of the Mortgage to include the Additional Property.

         NOW, THEREFORE, for ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Mortgagors and the Mortgagee hereby agree as follows:

         1. The lien of the Mortgage is spread to cover the Additional Property, so that the security for the Mortgage shall consist of the Original Mortgaged Property and the Additional Property.

         2. As used in the Mortgage, (i) the term "Premises" shall now include the Original Mortgaged Property and the Additional Property; (ii) the term "Improvements" shall now include all of the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, and improvements now or hereafter located on the Original Mortgaged Property and the Additional Property; and (iii) the term "Mortgaged Property" shall now include the Premises (as defined in this Section 2), the Improvements (as defined in this Section 2), and all right, title interest, and estate of Mortgagors now owned, or hereafter acquired, in and to the property, rights, interests, and estates defined in the Granting Clauses contained in the Mortgage as such rights relate to the Premises and Improvements defined herein.

         3. All of the provisions, conditions and covenants set forth in the Mortgage, including without limitation Section 55 of the Mortgage, shall remain in full force and effect without any changes whatsoever except for the inclusion of the Additional Property as part of the security for the indebtedness secured by the Mortgage and the changes identified in Section 2 of this Mortgage Spreader Agreement.




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         4. The Mortgagors and the Mortgagee certify that this Mortgage Spreader
Agreement refers to the same indebtedness secured by the Mortgage and no further obligation or additional obligation is secured by this Mortgage Spreader Agreement.

         5. This Mortgage Spreader Agreement shall be binding and inure to the benefit of the Mortgagors and the Mortgagee and their respective successors and assigns.

         6. This Mortgage Spreader Agreement may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.


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         IN WITNESS WHEREOF, the parties have caused this Mortgage Spreader
Agreement to be executed as of the day and year first above written.


                                               ONEIDA LTD.

                                               By: /s/ GREGG R. DENNY
                                                   -----------------------
                                                        Gregg R. Denny
                                                   Chief Financial Officer


                                               ONEIDA COUNTY INDUSTRIAL
                                               DEVELOPMENT AGENCY

                                               By: /s/ ROBERT CALLI
                                                   -----------------------
                                                       Robert Calli
                                                         Chairman


                                               JPMORGAN CHASE BANK

                                               By: /s/ JOSEPH H. ODDO, JR.
                                                   -----------------------
                                                     Joseph H. Oddo, Jr.
                                                       Vice President

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF MADISON          )

         On the 22nd day of April in the year 2002 before me, the undersigned, personally appeared Gregg R. Denny, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                   /s/ JOSEPH ZAGRANICZNY
                                                   -----------------------
                                                         Notary Public




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STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF ONEIDA           )

         On the _____ day of April in the year 2002 before me, the undersigned, a notary public in and for said State, personally appeared Robert Calli, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.


                                           -------------------------------------
                                                      Notary Public

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF ONONDAGA         )

                  On the 22nd day of April in the year 2002 before me, the undersigned, a notary public in and for said State, personally appeared Joseph
H. Oddo, Jr. personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.

                                           /s/ JOSEPH ZAGRANICZNY
                                           ----------------------
                                                 Notary Public




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